                                                                     Exhibit 4.2

                                                 [FORM OF SECURITIES RESOLUTION]



================================================================================




                        SECURITIES RESOLUTION NO._____
                                      OF
                         WISCONSIN ENERGY CORPORATION



                       Dated as of ______________, 1999


                        pursuant to Section 2.01 of the


                                   INDENTURE

                                    between

                         WISCONSIN ENERGY CORPORATION,
                                   as Issuer



                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee



                        Dated as of ___________________





===============================================================================

                               TABLE OF CONTENTS

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                                                                                                    ----


                                                       ARTICLE I

                                                      DEFINITIONS
   SECTION 1.1.  Definition of Terms................................................................2

                                                      ARTICLE II

                                    GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

   SECTION 2.1.  Designation and Principal Amount...................................................4
   SECTION 2.2.  Maturity...........................................................................4
   SECTION 2.3.  Form and Payment...................................................................4
   SECTION 2.4.  Global Debenture...................................................................4
   SECTION 2.5.  Interest...........................................................................6
   SECTION 2.6.  Redemption.........................................................................7
   SECTION 2.7.  No Sinking Fund....................................................................7
   SECTION 2.8.  Depository.........................................................................7
   SECTION 2.9.  Appointment of Agents..............................................................7

                                                     ARTICLE III

                                             REDEMPTION OF THE DEBENTURES

   SECTION 3.1.  Special Event Redemption...........................................................8
   SECTION 3.2.  Optional Redemption by Company.....................................................9

                                                      ARTICLE IV

                                         EXTENSION OF INTEREST PAYMENT PERIOD

   SECTION 4.1.  Extension of Interest Payment Period..............................................10
   SECTION 4.2.  Notice of Extension...............................................................10
   SECTION 4.3.  Limitation of Transactions........................................................11

                                                      ARTICLE V

                                                       EXPENSES

   SECTION 5.1.  Payment of Expenses...............................................................12
   SECTION 5.2.  Payment Upon Resignation or Removal...............................................12

                                      (i)

                                                                                                    Page
                                                                                                    ----
                                                      ARTICLE VI

                                                    SUBORDINATION
   SECTION 6.1.  Subordination.....................................................................13

                                                     ARTICLE VII

                                             COVENANT TO LIST ON EXCHANGE

   SECTION 7.1.  Listing on an Exchange............................................................13

                                                     ARTICLE VIII

                                                  FORM OF DEBENTURE

   SECTION 8.1.  Form of Debenture.................................................................13

                                                      ARTICLE IX

                                     EFFECTIVENESS OF THIS SECURITIES RESOLUTION

   SECTION 9.1.  Effectiveness.....................................................................15

                                                      ARTICLE X

                                             ORIGINAL ISSUE OF DEBENTURES

   SECTION 10.1. Original Issue of Debentures......................................................15

                                                      ARTICLE XI

                                                    MISCELLANEOUS

   SECTION 11.1. Ratification of Indenture.........................................................15
   SECTION 11.2. Governing Law.....................................................................15
   SECTION 11.3. Separability......................................................................16

                                     (ii)

          This SECURITIES RESOLUTION NO. ____ (the "Securities Resolution") sets
                                                    ---------------------
forth actions taken by the Board of Directors or an authorized committee of the Board of Directors (the "Board") of WISCONSIN ENERGY CORPORATION (the
                         -----
"Company"), or by an officer or committee of officers on ________, pursuant to
 -------
the authorized delegation of the Board and in accordance with Section 2.01 of the Indenture, dated as of _____________, 1999 (the "Indenture") between the
                                                     ---------
Company and The First National Bank of Chicago, as Trustee (the "Trustee").
                                                                 -------

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be
                                                          ----------
issued from time to time in one or more series as might be determined by the Company under the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its ___% Junior Subordinated Debentures due _________ (the "Debentures"), the
                                                               ----------
form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Securities Resolution;

          WHEREAS, WEC Capital Trust I, a Delaware statutory business trust (the "Trust"), intends to offer to the public $______ million aggregate liquidation
 -----
amount of its ___% Trust Originated Preferred Securities (the "Preferred
                                                               ---------
Securities"), representing preferred undivided beneficial interests in the
----------
assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $______ million aggregate liquidation amount of its ____% Common Securities, in $______ million aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee make the Debentures, when executed by the Company and authenticated and delivered by the Trustee in accordance with this Securities Resolution, the valid obligations of the Company.

          NOW THEREFORE, RESOLVED, that a new series of Securities is authorized as follows:

                                   ARTICLE I


                                  DEFINITIONS

SECTION 1.1.  Definition of Terms
              -------------------

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this Securities Resolution;

          (b) a term defined anywhere in this Securities Resolution has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e)  the following terms have the meanings given to them in the Trust
     Agreement: (i) Administrative Trustee; (ii) Business Day; (iii) Clearing Agency; (iv) Delaware Trustee; (v) Guarantee; (vi) Preferred Securities Certificate; (vii) Property Trustee; (viii) Trust Securities; and (ix) Underwriting Agreement; and

          (f)  the following terms have the meanings given to them in this
     Section 1.1(f):

          "Additional Interest" shall have the meaning set forth in Section
           -------------------
     2.5(c).

          "Change in 1940 Act Law" shall have the meaning set forth in Section
           ----------------------
     3.1.

          "Compounded Interest" shall have the meaning set forth in Section 4.1.
           -------------------

          "Coupon Rate" shall have the meaning set forth in Section 2.5(a).
           -----------

          "Deferred Interest" shall have the meaning set forth in Section 4.1.
           -----------------

          "Dissolution Event" means that the Trust is to be dissolved in
           -----------------
     accordance with the Trust Agreement, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

          "Extended Interest Payment Period" shall have the meaning set forth in
           --------------------------------
     Section 4.1.

          "Global Debenture" shall have the meaning set forth in Section 2.4(a).
           ----------------

          "Interest Payment Date" shall have the meaning set forth in Section
           ---------------------
     2.5(a).

          "Investment Company Event" shall have the meaning set forth in Section
           ------------------------
     3.1.

          "Maturity Date" means the date on which the Debentures mature and on
           -------------
     which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

          "Ministerial Action" shall have the meaning set forth in Section 3.1.
           ------------------

          "90 Day Period" shall have the meaning set forth in Section 3.1.
           -------------

          "Non Book-Entry Preferred Securities" shall have the meaning set forth
           -----------------------------------
     in Section 2.4(a).

          "Optional Redemption Price" shall have the meaning set forth in
           -------------------------
     Section 3.2(a).

          "Redemption Price" shall have the meaning set forth in Section 3.1.
           ----------------

          "Special Event" shall have the meaning set forth in Section 3.1.
           -------------

          "Tax Event" shall have the meaning set forth in Section 3.1.
           ---------

          "Trust Agreement" means the Amended and Restated Trust Agreement of
           ---------------
     WEC Capital Trust I, a Delaware statutory business trust, dated as of __________, 1999.

                                   ARTICLE II


                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.  Designation and Principal Amount.
              --------------------------------

          There is hereby authorized a series of Securities designated the "___% Junior Subordinated Debentures due _________ ", limited in aggregate principal amount to $_____ million, to be substantially in the form set forth in Article VIII hereof, subject to changes in the form thereof made by the Company and acceptable to the Trustee.

SECTION 2.2.  Maturity.
              --------

          The Maturity Date of the Debentures is ____________, 20__.

SECTION 2.3.  Form and Payment.
              ----------------

          Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons in denominations of $25 or integral multiples of $25. The Place of Payment for the Debentures issued in certificated form where the transfer of such Debentures will be registrable and where such Debentures will be exchangeable for Debentures bearing identical terms and provisions shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Property Trustee will be made at such place and to such account as may be designated to the Company in writing by the Property Trustee.

SECTION 2.4.  Global Debenture.
              ----------------

          (a)  In connection with a Dissolution Event,

             (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name
                                ----------------
     of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustee. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Securities Resolution. Payments on the Debentures issued as a Global Debenture will be made to the Depository; and

             (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the In denture and this Securities Resolution. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

          (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article 3 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by the Global Debenture. In such event the Company will execute, and subject to Section 2.02 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evi-dencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5.  Interest.
              --------

          (a) Each Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal
      -----------
thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on [March 31, June 30, September 30 and December 31] of each year (each, an "Interest
                                                                   --------
Payment Date," commencing on _________), to the Person in whose name such
------------
Debenture or any predecessor Debenture is registered at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day but less than sixty Business Days before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except asprovided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional
                                                                 ----------
Interest") on the Debentures held by the Property Trustee, such additional
--------
amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6.  Redemption.
              ----------

          The Debentures are not subject to redemption at the option of the Holder and are subject to redemption solely at the option of the Company or otherwise as provided in Article III hereof.

SECTION 2.7.  No Sinking Fund.
              ---------------

          The Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

SECTION 2.8.  Depository.
              ----------

          The Depository Trust Company (or its nominee) shall act as the initial Depository (the "Depository") for any Global Debenture which may be issued pursuant to this Securities Resolution.

SECTION 2.9.  Appointment of Agents.
              ---------------------

          The Company hereby appoints, or confirms the appointment of, The First National Bank of Chicago as the initial Trustee, Securities Registrar and Paying Agent with respect to the Debentures, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Company to appoint additional agents (including Paying Agents).

                                  ARTICLE III


                          REDEMPTION OF THE DEBENTURES

SECTION 3.1.  Special Event Redemption.
              ------------------------

          If a Special Event (as defined below) has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal
      -------------
amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of an
                 ----------------
occurrence of a Tax Event, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an
                     ------------------
election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

          A "Special Event" shall mean either a Tax Event or an Investment
             -------------
Company Event. "Tax Event" shall mean that the Company shall have received an
                ---------
opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof, which must be acceptable to the Property Trustee of the Trust) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the occurrence
                       ------------------------
of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust
                         ----------------------
is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

SECTION 3.2.  Optional Redemption by Company
              ------------------------------

          (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article 3 of the Indenture, except as otherwise may be specified in this Securities Resolution, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after _________, ____, upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price").
 -------------------------

          If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Debenture Holder to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

          (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

                                   ARTICLE IV


                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period.
              ------------------------------------

          The Company shall have the right, at any time and from time to time during the term of the Debentures, so long as no Event of Default with respect to the Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"),
                                        --------------------------------
during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment
         -------------------
Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred
                                                                      --------
Interest") that shall be payable to the Holders of the Debentures in whose names
--------
the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except (i) at the end thereof and (ii) upon a redemption of the Debentures during an Extended Interest Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.  Notice of Extension.
              -------------------

          (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applica-ble self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.

SECTION 4.3.  Limitation of Transactions.
              --------------------------

          If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, (ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) the Company shall be in default with respect to its payment obligations under the Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock,
(ii) any payment of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) purchases of its common stock related to the issuance of such stock under any of the Company's benefit plans for its directors, officers or employees,
(iv) obligations under any dividend reinvestment plan or stock purchase plan of the Company, (v) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged or (vi) dividends or distributions in its common stock) or make any guarantee payment with respect thereto, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to any of the payment obligations referred to in subparagraph (b) of this Section 4.3 (other than pursuant to the Guarantee and any similar guarantee issued by the Company on behalf of holders of preferred securities issued by an issuer holding Securities issued under the Indenture).

                                   ARTICLE V


                                    EXPENSES

SECTION 5.1.  Payment of Expenses.
              -------------------

          In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
     7.06 of the Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.  Payment Upon Resignation or Removal
              -----------------------------------

          Upon termination of this Securities Resolution or the Indenture or the removal or resignation of the Trustee pursuant to this Section 5.2, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI


                                 SUBORDINATION

SECTION 6.1.  Subordination.
              -------------

          The indebtedness evidenced by the Debentures shall be, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the prior payment in full of all indebtedness senior to the Debentures, and the Debentures shall rank pari passu in right of payment with each other series of Securities issued under the Indenture, with the exception of any series of Securities which by its terms provides otherwise.

                                  ARTICLE VII


                          COVENANT TO LIST ON EXCHANGE

SECTION 7.1.  Listing on an Exchange.
              ----------------------

          If the Debentures are to be distributed to the holders of Preferred Securities as described in Section 2.4(a), the Company will, if the Debentures are not already so listed, use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VIII


                               FORM OF DEBENTURE

SECTION 8.1.  Form of Debenture.
              -----------------

          The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                              (FORM OF DEBENTURE)

          [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT -- THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME

OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS DEBENTURE IS EXCHANGEABLE FOR DEBENTURES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS DEBENTURE (OTHER THAN A TRANSFER OF THIS DEBENTURE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

          UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. ____________________
$_______________________
CUSIP No. ______________

                       [TERMS OF DEBENTURE INCLUDED HERE]

                                   ARTICLE IX


                  EFFECTIVENESS OF THIS SECURITIES RESOLUTION

SECTION 9.1.  Effectiveness.
              -------------

          This Securities Resolution shall be effective as of [       ].

                                   ARTICLE X


                          ORIGINAL ISSUE OF DEBENTURES

SECTION 10.1.  Original Issue of Debentures.
               ----------------------------

          Debentures in the aggregate principal amount of $___________ may, upon execution of this Securities Resolution, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                   ARTICLE XI


                                 MISCELLANEOUS

SECTION 11.1.  Ratification of Indenture.
               -------------------------

          The Indenture, as supplemented by this Securities Resolution as provided for in Section 2.01 of the Indenture, is in all respects ratified and confirmed, and this Securities Resolution shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 11.2.  Governing Law.
               -------------

          This Securities Resolution and each Debenture shall be deemed to be a contract made under the internal laws of the State of Wisconsin, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 11.3.  Separability.
               ------------

          In case any one or more of the provisions contained in this Securities Resolution or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Securities Resolution or of the Debentures, but this Securities Resolution and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                             OFFICERS' CERTIFICATE
                                  RELATING TO
                        SECURITIES RESOLUTION NO. [    ]
                                       OF
                          WISCONSIN ENERGY CORPORATION

          The undersigned, as Officers of Wisconsin Energy Corporation (the "Company"), do hereby certify that the foregoing is a true and correct copy of
--------
Securities Resolution No. [ ], relating to the Indenture between the Company and The First National Bank of Chicago, as trustee (the "Indenture"), which has
                                                         ---------
been duly adopted by the Board of Directors (the "Board") of the Company or by
                                                  -----
an Officer or a committee of Officers pursuant to the authorized delegation of
the Board on the [   ] day of [                  ]; and that said resolution has
not been rescinded and remains in full force and effect. Capitalized terms used but not defined herein have the meanings given such terms in the Indenture.

          IN WITNESS WHEREOF, this Officers' Certificate has been duly executed
on this [     ] day of [                         ].

                                    By:_____________________________
                                       Name:
                                       Title:

                                    By:_____________________________
                                       Name:
                                       Title: